SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2003

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Item 9.	Regulation FD Disclosure.

On October 21, 2002, FMC Corporation (“the Company”) executed a $500 million Credit Agreement that included a $250 million revolving credit facility and $250 million of term loan facility. As of September 30, 2003 there was $248.1 million aggregate principal amount of term loans outstanding.

The Company is seeking the consent of its lenders to reduce the interest rate margin under its term loan facility; modify certain financial covenants to accommodate the previously announced restructuring of Astaris LLC, its 50 percent-owned phosphorus joint venture; and make other technical amendments to the $500 million Credit Agreement. Also, corresponding amendments are being sought in the Company’s $40 million supplemental letter of credit facility also entered into on October 21, 2002.

On December 9, 2003, W. Kim Foster, Senior Vice President and Chief Financial Officer, and Thomas C. Deas, Jr., Vice President and Treasurer, of the Company made the attached presentation to the Company’s senior lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By	/s/ W. KIM FOSTER

W. Kim Foster
Senior Vice President and Chief Financial Officer

Date: December 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	December 9, 2003, presentation to senior leaders by W. Kim Foster, Senior Vice President and Chief Financial Officer, and Thomas C. Deas, Jr., Vice President and Treasurer, of FMC Corporation.